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 CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICERS
               PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT


Exhibit 32

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Annual Report of Reality Wireless Networks, Inc., a Nevada corporation (the "Company"), on Form 10-KSB for the year ended September 30, 2003, as filed with the Securities and Exchange Commission (the "Report"), Victor Romero, Principal Executive Officer of the Company and Victor Romero, Principal Financial Officer of the Company, respectively, do each hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss.
1350), that to their knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ _____________________
Victor Romero
Principal Executive Officer
December 27, 2003


/s/ _____________________
Victor Romero
Principal Financial Officer
December 27, 2003

[A signed original of this written statement required by Section 906 has been provided to Reality Wireless Networks, Inc. and will be retained by Reality Wireless Networks, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]